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                                                                   EXHIBIT 99(b)

                                 CONSECO, INC.
               11825 North Pennsylvania Street, Carmel, IN 46032

                   PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Each person signing this card on the reverse side hereby appoints as proxies Rollin M. Dick, Donald F. Gongaware and Stephen C. Hilbert, or any of them, with full power of substitution, to vote all shares of common stock and shares of Preferred Redeemable Increased Dividend Equity Securities, 7% PRIDES, Convertible Preferred Stock which such person is entitled to vote at the Special Meeting of Shareholders of Conseco, Inc. ("Conseco"), to be held at 11799 College Avenue, Carmel, Indiana at 10:00 a.m. local time on November 26, 1996 and any adjournments thereof.

The proxies are hereby authorized to vote as follows:

1. Approval and adoption of the Agreement and Plan of Merger, dated as of August 25, 1996, by and between Conseco and American Travellers Corporation ("ATC"), pursuant to which, among other things, (i) ATC will be merged with and into Conseco, with Conseco being the surviving corporation (the "Merger"), and
(ii) each outstanding share of the common stock, par value $.01 per share (the "ATC Common Stock") of ATC (other than shares of ATC Common Stock held by ATC as treasury stock or Dissenting Shares (as defined in the Merger Agreement)) will be cancelled and converted into the right to receive the Merger Consideration (as defined in the Merger Agreement).

         [_] FOR                 [_] AGAINST              [_] ABSTAIN

2. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting.


                    (PLEASE DATE AND SIGN ON REVERSE SIDE)

THE SHARES REPRESENTED BY THIS PROXY, UNLESS OTHER SPECIFIED, SHALL BE VOTED FOR
ITEM 1.


                                       Please sign below exactly as your name
                                       appears to the left. When signing as
                                       attorney, corporate officer or fiduciary, please give full title as such. The undersigned hereby acknowledges receipt of the Notice of the Special Meeting and Joint Proxy Statement/Prospectus dated October 25, 1996.

                                       Dated____________________________________

                                       Signature(s)_____________________________

                                       _________________________________________

              PLEASE DATE, SIGN, AND RETURN THIS PROXY PROMPTLY.